FOR IMMEDIATE RELEASE	Contact:	Ed Jaehne
Chief Strategy Officer
443-270-5300

KEYW to Acquire Everest Technology Solutions

Hanover, MD, December 2, 2010 (GlobeNewswire) – KEYW Corporation (NASDAQ:  KEYW) is pleased to announce that it has entered into a purchase agreement to acquire Everest Technology Solutions, Inc. (www.everesttsi.com), a highly regarded, privately-held provider of cyber superiority solutions to the U.S. Intelligence Community (IC).  The transaction is expected to close in December 2010, subject to customary closing conditions.

Everest was founded in 1998 and is headquartered in Fairfax, VA.  They offer a broad range of cyber superiority solutions and support including geospatial intelligence systems, cybersecurity, cloud computing and mission support.  Everest has generated $15.1 million in revenue in the first nine months of 2010 (unaudited), and is projected to deliver 2011 revenue in the range of $25-28 million.  The company is expected to deliver profitability in line with our previous acquisitions.  They have approximately 110 employees, of whom approximately 105 have security clearances, at the level of TS/SCI.

"Everest Technology Solutions is another important strategic acquisition for KEYW that adds both breadth and depth to our customers and capabilities”, according to Leonard Moodispaw, CEO and President of KEYW Corporation.  “Everest is KEYW’s ninth acquisition since we began operations in August 2008, and our fourth acquisition this year.  When completed, the acquisition will bring KEYW to over 700 highly skilled employees, with over 80% cleared at the highest level, TS/SCI.  With each acquisition, KEYW is expanding its cyber superiority platform for providing agile solutions to the intelligence and defense community.”

Under the terms of the agreement, KEYW will purchase all of the outstanding capital stock of Everest for $28.0 million in cash and $2.0 million in shares of KEYW Common Stock (exclusive of accounting and attorney fees and customary closing costs and adjustments).  The number of shares of KEYW stock issued will be based on the average closing price of KEYW common stock for the ten trading days immediately preceding closing.  KEYW expects that the acquisition will be accretive, subject to a final purchase price accounting analysis.

About KEYW:  KEYW provides agile cyber superiority and cybersecurity solutions, primarily for U.S. Government intelligence and defense customers.  We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers’ requirements.  For more information contact KEYW Corporation, 1334 Ashton Road, Hanover, Maryland 21076; Phone 443-270-5300; Fax 443-270-5301; E-mail investor@keywcorp.com, or on the Web at www.keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.    Such statements include but are not limited to statements about: the closing of the Everest acquisition; Everest’s projected 2011 revenue and profitability following the acquisition; the accretiveness of the Everest acquisition; statements about our future expectations, plans and prospects; and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” and similar expressions.  Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements.  These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our prospectus, dated September 30, 2010 and filed with the Securities and Exchange Commission (SEC) on October 1, 2010 pursuant to Rule 424(b)(4) under the Securities Act of 1933, and other filings that we make with the SEC from time to time.  Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements.  KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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